UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 4, 2010

DK SINOPHARMA, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-156302	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Dongxing Building, 4th Floor
No.1 Xinke Road,
Xi’an, the People’s Republic of China 710043
 (Address of Principal Executive Offices)

86-29-8224-7500
 (Registrant’s Telephone number)

Copies to:
Jessica S. Yuan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: jyuan@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws

On May 26, 2010, DK Sinopharma, Inc. (f/k/a Virtual Closet, Inc.) (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Company’s Articles of Incorporation which, effective June 6, 2010, changed the Company’s corporate name from Virtual Closet, Inc. to DK Sinopharma, Inc.  The Company is currently applying for a new stock ticker symbol to more closely reflect its new name.

The foregoing description of the Certificate of Amendment is a summary and is not complete. Reference is made to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Form 8-K.

Item 7.01.                      Regulation FD Disclosure.

On June 4, 2010, the Company issued a press release announcing the Company’s first quarter results for the period ended March 31, 2010.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

Exhibits
3.1	Certificate of Amendment to the Articles of Incorporation of DK Sinopharma, Inc.
99.1	Press release dated June 4, 2010, issued by DK Sinopharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010	DK Sinopharma, Inc.

By:	/s/ Dongke Zhao
Dongke Zhao
Chief Executive Officer